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                                     BYLAWS

                                       OF

                    NATIONAL ENERGY & GAS TRANSMISSION, INC.

                             A DELAWARE CORPORATION

                    AMENDED AND RESTATED AS OF JUNE __, 2004

                     ---------------------------------------

                                    ARTICLE I

                                     OFFICES

         1. Offices. The registered office of the Corporation shall be in the State of Delaware. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors or the President or by the Secretary at the request of any stockholder or stockholders holding Common Stock representing at least 15% of the share voting power of the Corporation or by resolution of the Board of Directors. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         3. Notice of Meetings.

              (a) Notices of meetings of the stockholders shall be in writing and shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which a meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting.

              (b) For a period of one year from the date of adoption of these Amended and Restated Bylaws (as the same may be amended, supplemented or modified from


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time to time, the "Bylaws"), notice shall be given to each stockholder entitled to vote at such annual or special meeting not less than fifty-five days before the date of the meeting.

              (c) From and after the one year anniversary of the date of adoption of these Bylaws, notice shall be given to each stockholder entitled to vote at such meeting not less than ten days before the date of the meeting.

              (d) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder in writing, whether before or after such meeting is held.

         4. Quorum and Adjournment. Except as otherwise required by law, by the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended, supplemented or modified from time to time, the "Certificate of Incorporation") or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present that are entitled to vote thereat, although less than a quorum, shall have the power to adjourn the meeting to another time and place.

         5. Adjourned Meetings. When a meeting is adjourned to another time and place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business which might have been transacted at the original meeting. If an adjournment is for more than 30 days, or if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         6. Vote Required. Except as otherwise provided by law, the Certificate of Incorporation or by these Bylaws:


              (a) directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and

              (b) whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

         7. Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

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         8. Stockholder Action Without a Meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

                                   ARTICLE III

                                    DIRECTORS

         1. Number. The exact number of directors of the Corporation shall be fixed by the Certificate of Incorporation. No decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of stockholders in accordance with the procedures set forth in the Certificate of Incorporation and the Bylaws and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         2. Vacancies. Vacancies on the Board of Directors shall be filled in accordance with the procedures set forth in the Certificate of Incorporation.

         3. Resignation/Removal. Any Director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Directors need not be stockholders.

         4. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

         5. Annual Meetings. The Board of Directors shall meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

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         6. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than twenty-four hours notice to each Director, given verbally or in writing either personally, by telephone (including by message or recording device), by facsimile transmission, by telegram or by telex or on not less than three (3) calendar days' notice to each Director given by mail.

         7. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than twenty-four hours notice to each Director, given verbally or in writing either personally, by telephone (including by message or recording device), by facsimile transmission, by telegram or by telex or on not less than three (3) calendar days' notice to each Director given by mail. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the Directors then in office.

         8. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

         9. Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting, except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting.

         10. Manner of Acting.

              (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

              (b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or such committee.

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         11. Committees. The Board of Directors or any committee thereof may designate one or more committees, each committee to consist of one or more Directors, which to the extent provided in said resolution or resolutions, but subject to any provision of the Certificate of Incorporation or these Bylaws requiring approval by a unanimous vote of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or
(ii) adopting, amending, or repealing any Bylaw of the Corporation. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. Subject to the provisions of the Certificate of Incorporation, in the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director; provided, however, that an absent or disqualified independent director may be replaced only by another independent director.

         12. Committee Procedure, Limitations of Committee Powers.

              (a) Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 7 of Article III of these Bylaws with respect to notices of special meetings of the Board of Directors.

              (b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

              (c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

         13. Compensation.

              (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

              (b) Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

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              (c) Nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

                                   ARTICLE IV

                                    OFFICERS

         1. Number. The officers of the Corporation shall include a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, Treasurer and a Controller. The Board of Directors also shall elect a Chairman of the Board and may elect a Vice Chairman of the Board. The Board of Directors also may elect such other officers as the Board of Directors may from time to time deem appropriate or necessary. Except for the Chief Executive Officer and one additional officer, none of the officers of the Corporation need be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

         2. Election of Officers, Qualification and Term. The officers of the Corporation shall be elected from time to time by the Board of Directors and, except as may otherwise be expressly provided in a contract of employment duly authorized by the Board of Directors, shall hold office at the pleasure of the Board of Directors.

         3. Removal. Any officer elected by the Board of Directors may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairman of the Board, by the Chairman of the Board.

         4. Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, the acceptance of such resignation shall not be necessary to make it effective.

         5. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such compensation by reason of the fact that he also is a Director of the Corporation.

         6. The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.

         7. Vice Chairman of the Board. The Vice Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board.

         8. Chief Executive Officer. The President shall be the chief executive officer of the Corporation and shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the

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affairs and business of the Corporation usually vested in the chief executive officer of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman of the Board and the Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall have the powers and duties of the Chairman of the Board.

         9. The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

         10. The Secretary and the Assistant Secretary.

              (a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors or the President.

              (b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

         11. The Treasurer and the Assistant Treasurer.

              (a) The Treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer also shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of the Treasurer or as may from time to time be assigned to him or her by the Board of Directors or the President.

              (b) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

         12. Controller. The Controller shall be responsible for maintaining the accounting records and statements, and shall properly account for all monies and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Controller shall render to the Chairman of the Board or the President such periodic reports covering the results of operations of the Corporation as may be required by either of them or by law.

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                                    ARTICLE V

                                      STOCK

         1. Certificates. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder's name and the number of shares evidenced thereby, and shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

         2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, provided such succession, assignment or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any) and record the transaction upon its books.

         3. Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or an affirmation of that fact, and, if required by the Corporation, shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.

         4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware.

         5. Additional Powers of the Board.

              (a) In addition to those powers set forth in Section 2 of this
Article V, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the General Corporation Law of the State of Delaware.

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              (b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  The Corporation shall indemnify any and all of its directors and officers, including former directors and officers of the Corporation (provided that such position was held on or after July 9, 2003), and each person who shall serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under and in accordance with the laws of the State of Delaware and the Certificate of Incorporation.

                                   ARTICLE VII

                                  MISCELLANEOUS

         1. Place and Inspection of Books.

              (a) The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in such place or places either within or without the State of Delaware as the Board of Directors may from time to time determine.

              (b) At least ten days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

              (c) The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders' rights in respect thereof.

         2. Voting Shares in Other Corporations. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares held by the Corporation in any other corporation.

         3. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

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         4. Gender/Number. As used in these Bylaws, the masculine, feminine or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

         5. Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

         6. Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         1. Amendment by Stockholders. Subject to any applicable provision of the Certificate of Incorporation, the Bylaws may be amended by the stockholders at any annual or special meeting of stockholders, provided that notice of intention to amend shall have been contained in the notice of the meeting.

         2. Amendment by a Majority of Directors. Subject to any applicable provision of the Certificate of Incorporation, the Board of Directors by a majority vote of the total number of directors at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

                                   ARTICLE IX

                 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

         1. Annual Meetings of Stockholders.

              (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Article II of these Bylaws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (b) and (c) of this
Section 1 and the other requirements of this Article IX and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

              (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1(a) of this Article IX, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of

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the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that for the first annual meeting after the date of the adoption of these Bylaws, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not more than 10 days after receipt of notice, or public announcement by the Corporation of the date, of such annual meeting; provided, further, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") (including whether such person would be an independent director within the meaning of any applicable provision of the Certificate of Incorporation and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), or any successor rule or regulation (whether or not Regulation 14A applies at any time to the Corporation); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

              (c) Notwithstanding anything in the second sentence of Section 1(b) of this Article IX to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article IX shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         2. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Article II of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Article IX and who was a stockholder of record at the time such notice was

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delivered to the Secretary of the Corporation. Nomination by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section 1(b) of this Article IX shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.

         3. General.

              (a) Only persons who are nominated in accordance with the procedures set forth in this Article IX shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article IX. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article IX and, if any proposed nomination or business is not in compliance with this Article IX, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding any other provision of this
Article IX, no person may be nominated to serve as, or be elected as, a director if such nomination or election could result in a violation of any applicable provisions of the Certificate of Incorporation with respect to independent directors.

              (b) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (c) Notwithstanding the foregoing provisions of this Article IX, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article IX. Nothing in this Article IX shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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